UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2023

SLEEP NUMBER CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN 55404

(Address of principal executive offices) (Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2023, Sleep Number Corporation, a Minnesota corporation (the “Company”), announced its entry into a cooperation agreement (the “Cooperation Agreement”) with Stadium Capital Management, LLC (together with its affiliates, “Stadium”). The Company and Stadium are each herein referred to as a “party” and collectively, the “parties.”

Pursuant to the Cooperation Agreement, the board of directors (the “Board”) of the Company (i) increased the size of the Board to twelve (12) directors and appointed Hilary Schneider and Stephen Macadam (the “New Directors”) to serve on the Board in the class with a term expiring at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”), (ii) appointed Stephen Macadam to the Corporate Governance and Nominating Committee and Hilary Schneider to the Management Development and Compensation Committee, (iii) agreed to nominate, support and recommend the New Directors for election at the 2024 Annual Meeting, and (iv) agreed that, at the 2024 Annual Meeting, one director of the Board who is not a New Director will not stand for re-election or will retire or resign.

The Cooperation Agreement further provides, among other things, that:

●

the Board will form a Capital Allocation and Value Enhancement Committee of the Board (the “Capital Allocation Committee”), which shall be responsible for objectively reviewing the Company's use and investment of capital and making recommendations to the Board, and appoint the New Directors to the Capital Allocation Committee, along with Barbara Matas and Phillip Eyler, with Mr. Macadam and Ms. Matas serving as co-Chairs of the Capital Allocation Committee;

●

until the Termination Date (as defined below) and as long as Stadium’s aggregate net long ownership remains at or above five percent (5%) of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in the event that one of the New Directors is no longer able to serve as a director of the Company for any reason, Stadium will be entitled to designate a Qualified Candidate (as defined in the Cooperation Agreement) for the replacement of such New Director, subject to the reasonable approval of and appointment by the Board;

●

Stadium will be subject to customary standstill restrictions, including, among others, with respect to acquiring beneficial ownership of more than 12.5% of the shares of Common Stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

●

until the Termination Date, Stadium will vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to shareholders, subject to certain exceptions relating to extraordinary transactions, share issuances, and recommendations made by Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC;

●	each party agrees not to disparage or sue the other party, subject to certain exceptions;
●

unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is thirty (30) days prior to the deadline for delivery of notice under the Company’s Restated Bylaws for the nomination of director candidates for election to the Board at the 2025 annual meeting of shareholders (the “Termination Date”), except that the Cooperation Agreement will immediately terminate upon the announcement of a change of control transaction; and

●	the Company will reimburse Stadium for documented out-of-pocket costs, fees and expenses incurred in connection with its proposed nomination of directors and the negotiation and execution of the Cooperation Agreement, provided that such reimbursement will not exceed $400,000.00 in the aggregate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 7, 2023, the Board increased the size of the Board to twelve (12) directors and appointed Hilary Schneider and Stephen Macadam to the Board in the class with a term expiring at the 2024 Annual Meeting.

Hilary A. Schneider, 62, brings to the Board more than two decades of experience leading consumer technology companies. She is an accomplished executive with significant digital and innovation expertise and a track record of delivering superior customer experiences.

Ms. Schneider serves as a strategic advisor to the Board of Directors of Shutterfly, Inc. (Nasdaq: SFLY), following her tenure as Chief Executive Officer of Shutterfly, Inc. from 2020 until 2023. She also serves as a senior advisor for TPG Inc. and Water.org, Inc., a non-profit organization.

Prior to joining Shutterfly, Ms. Schneider served as Chief Executive Officer of Wag! Group Co. (Nasdaq: PET), the country’s largest on-demand mobile dog walking and dog care service, from 2018 to 2019. Prior to this role, she served as President and Chief Executive Officer of LifeLock, Inc. (formerly NYSE: LOCK), the leader in identity theft protection, from March 2016 until its acquisition by Symantec Corp. (formerly Nasdaq: SYMC) in February 2017.

She previously served in a variety of senior roles at Yahoo! Inc. from 2006 to 2010, including leading the company’s Global Partner Solutions and Local Markets and Commerce divisions. Prior to joining Yahoo! Inc., she held senior leadership roles at Knight Ridder, Inc. (formerly NYSE: KRI) from 2002 to 2005, including Chief Executive Officer of Knight Ridder Digital. From 2000 to 2002, she served as President and Chief Executive Officer of Red Herring Communications. She also held numerous roles at Times Mirror Company (formerly NYSE: TMS) from 1990 to 2000, including President and Chief Executive Officer of Times Mirror Interactive and General Manager of the Baltimore Sun.

Ms. Schneider currently serves on the boards of DigitalOcean Holdings Inc. (NYSE: DOCN), Getty Images Holdings Inc. (NYSE: GETY), and Vail Resorts Inc. (NYSE: MTN). She previously served on the boards of SendGrid, Inc. (NYSE: SEND) from 2017 to 2019 and LogMeIn Inc. (formerly Nasdaq: LOGM) from 2011 to 2014. Ms. Schneider holds a bachelor’s degree in economics from Brown University and an MBA from Harvard Business School.

Stephen E. Macadam, 63, brings to the Board extensive leadership and operations experience growing and transforming businesses in the U.S. and globally. He has more than 30 years of experience advising and leading businesses in the packaging, building materials, and pulp and paper industries.

From 2008 to 2019, Mr. Macadam served as President and Chief Executive Officer of EnPro Industries, Inc. (NYSE: NPO), a manufacturer and provider of precision industrial components, solutions, and services. Previously, from 2005 to 2008, Mr. Macadam served as Chief Executive Officer of BlueLinx Holdings, Inc. (NYSE: BXC), a wholesale distributor of building and industrial products in the United States. Earlier in his career, Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company LLC, the second largest blow molder of rigid plastic containers in North America at the time. Earlier, Mr. Macadam served with Georgia-Pacific Corporation where he held the positions of Executive Vice President, Pulp & Paperboard, and Senior Vice President, Containerboard & Packaging. He also served as a consultant and then as a Partner at McKinsey & Company.

Mr. Macadam currently serves on the boards of Atmus Filtration Technologies, Inc. (NYSE: ATMU), Veritiv Corporation (NYSE: VRTV), and Louisiana-Pacific Corporation (NYSE: LPX), and has previously served on the boards of Axiall Corporation (NYSE: AXLL), EnPro Industries, Inc., and Valvoline Inc. (NYSE: VVV). Mr. Macadam holds a bachelor’s degree in Mechanical Engineering from the University of Kentucky, a master’s degree in Finance from Boston College, and an MBA from Harvard Business School, where he was a Baker Scholar.

Except for the Cooperation Agreement, there is no arrangement or understanding between the Company and either of Ms. Schneider or Mr. Macadam pursuant to which either of them was appointed to the Board, and there have been no related party transactions between the Company and either of them that would be reportable under Item 404(a) of Regulation S-K. Ms. Schneider and Mr. Macadam will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s latest proxy statement, filed with the U.S. Securities and Exchange Commission on March 30, 2023.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Cooperation Agreement, dated November 7, 2023, between Sleep Number Corporation and Stadium Capital Management, LLC
99.1	Press Release, dated November 7, 2023
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: November 7, 2023	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President and Chief Legal and Risk Officer

4